Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), is dated as of June , 2026, by and among Columbus Circle Capital Corp. II, a Cayman Islands exempted company (which shall domesticate as a Delaware corporation prior to the Closing) (the “Purchaser”), the Persons set forth on Schedule I hereto (the “Sellers”) and Elroy Air, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, the Sellers are the holders of such number and type of Company Securities as are indicated opposite each of their names on Schedule I attached hereto (collectively, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser, the Company and the other parties thereto have entered into the Business Combination Agreement (as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, the Purchaser and the Company intend to consummate a business combination;

WHEREAS, the Sellers represent the requisite minimum number of shares of Company Common Stock and Company Preferred Stock required to constitute Company Stockholder Approval;

WHEREAS, the Company proposes to amend the Company’s Certificate of Incorporation (as amended, the “Charter Amendment”) immediately prior to the consummation of the Transactions, to revise the conversion prices applicable to each series of the Company’s preferred stock (the “Company Preferred Stock”), and the approval of the Charter Amendment requires, among other things, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by stockholders who do not hold any shares of Company Preferred Stock (the “Disinterested Common Stockholders”); and

WHEREAS, as an inducement to the Purchaser and the Company to enter into the Business Combination Agreement, to consummate the Transactions, and to facilitate the approval of the Charter Amendment, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, hereby agree as follows:

ARTICLE I

VOTING AND SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each of the Sellers hereby acknowledges that he, she or it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each of the Sellers shall be bound by and comply with Section 6.06 (No Solicitation), Section 6.15 (Public Announcements) and Section 6.16 (Confidential Information) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Seller was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 No Transfer.

(a) Unless otherwise deemed a Permitted Transfer (as defined below), during the period commencing on the date hereof and ending on the earliest of (a) the Closing, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 8.01 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) the liquidation of the Company, the Sellers shall not, without the prior written consent of the Purchaser and the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Subject Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities or (iii) take any action in furtherance of any of the matters described in the foregoing clause (i) or (ii) (each, a “Transfer”).

(b) “Permitted Transfer” means any Transfer of Subject Securities (i) to any Affiliates or family members of such Seller, (ii) to any investment funds or vehicles controlled or managed by such Seller or its Affiliates, (iii) by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under clause (i), or to a charitable organization, (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) to a nominee or custodian of a Person to whom a Transfer would be permitted under clause (i), (vii) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (viii) to a third party in connection with any non-redemption, backstop arrangement or other similar arrangement, (ix) in connection with any legal, regulatory or other order; or (x) as otherwise mutually agreed upon between such Seller, the Purchaser and the Company; provided, however, that in the case of clauses (i) through (vii) and clause (x), as a precondition to such Transfer, such transferee must enter into a written agreement with the Company and the Purchaser agreeing to assume all of the obligations under this Agreement with respect to such Subject Securities and to be bound by the transfer restrictions set forth in this Agreement (to the extent applicable); provided, further, that, no Transfer permitted under this Section 1.2 shall relieve such Seller of its obligations under this Agreement.

Section 1.3 New Shares. In the event that (a) any shares of Company Securities are issued to a Seller after the date of this Agreement pursuant to any dividend, split, recapitalization, reclassification, combination or exchange of, on or affecting the Company Securities owned by such Seller or otherwise, (b) a Seller purchases or otherwise acquires beneficial ownership of any Company Securities after the date of this Agreement, or (c) a Seller acquires the right to vote or share in the voting of any Company Securities after the date of this Agreement (such Company Securities, collectively, the “New Securities”), then such New Securities acquired or purchased by such Seller shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by such Seller as of the date hereof.

Section 1.4 Closing Date Deliverables. On the Closing Date, each of the Sellers shall deliver:

(a) a properly completed and duly executed IRS Form W-9 from such Seller;

(b) a duly executed copy of that certain A&R Registration Rights Agreement; and

(c) a duly executed copy of the Lock-Up Agreement.

Section 1.5 Seller Agreements. At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, each of the Sellers shall (i) appear at each such meeting or otherwise cause all of its Subject Securities, which are entitled to vote, to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of his, her or its Subject Securities, which are entitled to vote:

(a) to approve and adopt the Business Combination Agreement and the consummation of the Transactions;

(b) against any Alternative Transaction or any proposal relating to an Alternative Transaction (in each case, other than the Transaction Proposals);

(c) against any merger agreement or merger (other than the Business Combination Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company;

(d) against any change in the business, management or board of directors of the Company (other than in connection with the Transaction Proposals or pursuant to the Business Combination Agreement or the Ancillary Documents);

(e) against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Charter Amendment or the Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VII (Closing Conditions) of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Seller contained in this Agreement or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company (other than pursuant to the Charter Amendment); and

(f) to convert all outstanding shares of Company Preferred Stock into Company Common Stock as of immediately prior to the Effective Time (and after giving effect to the conversions and exercises described in Sections 2.01(a)-(b) of the Business Combination Agreement) in accordance with the Company’s Organizational Documents (as amended by the Charter Amendment);

(g) to approve and adopt the Charter Amendment, including the revised conversion prices applicable to each series of Company Preferred Stock set forth therein;

(h) to approve the Transactions as may be required to satisfy the approval requirements in Section 3.3 of the Company Certificate of Incorporation; and

(i) to the extent such Seller is a Disinterested Common Stockholder, to vote all shares of Company Common Stock held by such Seller in favor of the Charter Amendment in satisfaction of the Disinterested Common Stockholder approval requirement.

Each Seller hereby agrees that he, she or it shall not commit or agree to take any action inconsistent with the foregoing. Each Seller further agrees that, with respect to any written consent to be delivered pursuant to the obligations of such Seller under this Section 1.5, such written consent shall be delivered promptly following the time at which the Registration Statement has been declared effective under the Securities Act (and, in any event, within three (3) Business Days thereof).

Section 1.6 No Challenges. Each Seller agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Business Combination Agreement or the Transactions.

Section 1.7 Further Assurances. Each Seller shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or as reasonably requested by Purchaser or the Company, to effect the actions set forth herein and to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement.

Section 1.8 No Inconsistent Agreement. Each Seller hereby represents and covenants that such Seller has not entered into, and shall not enter into, any agreement that would restrict, limit, or interfere with the performance of such Seller’s obligations hereunder. Each Seller agrees to reasonably promptly notify the Purchaser in writing of any updates to Schedule I hereto after the date hereof and prior to Closing.

Section 1.9 Appraisal Rights. Each Seller hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Transactions that he, she or it may have with respect to the Subject Securities under applicable Law.

Section 1.10 Consent to Disclosure. Each Seller hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any documents or communications provided by the Purchaser or the Company to any Governmental Authority and to Purchaser Shareholders) of such Seller’s identity and beneficial ownership of the Subject Securities and the nature of such Seller’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Purchaser and the Company, a copy of this Agreement. Each Seller will promptly provide any information reasonably requested by Purchaser or the Company that is reasonably necessary for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Seller. Each Seller, severally and not jointly, represents and warrants as of the date hereof to the Purchaser and the Company, in each case, only with respect to his, her or itself, as follows:

(a) Organization; Due Authorization. (i) If the Seller is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if the Seller is not a natural person, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Seller’s corporate, limited liability company or similar organizational powers and have been duly authorized by all necessary corporate, limited liability company, or similar organizational actions on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of such Seller, enforceable against such Seller in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Seller.

(b) Ownership. Such Seller is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of, and has good title to, all of its Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Organizational Documents, (iii) the Business Combination Agreement, (iv) the Amended and Restated Voting Agreement, dated as of October 31, 2024, by and among the Company, Seller and certain other Company stockholders (as may be amended from time to time) (the “Company Voting Agreement”), (v) if the Seller is not a natural person, the Seller’s Organizational Documents or (vi) any applicable securities Laws. Such Seller’s Subject Securities are the only equity securities of the Company owned of record or beneficially by such Seller on the date of this Agreement, and none of such Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Company Voting Agreement. Other than the Subject Securities, such Seller does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Seller does not, and the performance by such Seller of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Seller, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Seller or such Seller’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Seller of its obligations under this Agreement.

(d) Adequate Information. Such Seller has been furnished or given access to adequate information concerning the business and financial condition of Purchaser and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Purchaser or the Company and based on such information as such Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Seller acknowledges that Purchaser and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Seller acknowledges that the agreements contained herein with respect to the Subject Securities held by such Seller are irrevocable and result in the waiver of any right of such Seller to demand appraisal in connection with the Business Combination under Section 262 of the General Corporation Law of the State of Delaware and any other Law.

(e) Litigation. There are no Legal Proceedings pending against such Seller or, to the knowledge of such Seller, threatened in writing against such Seller, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Seller of its obligations under this Agreement.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Seller in his, her or its capacity as a stockholder of the Company, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgement. Such Seller understands and acknowledges that each of the Purchaser and the Company is entering into the Business Combination Agreement in reliance upon the Seller’s execution and delivery of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of the Company and (c) the written agreement of the Sellers, the Purchaser, and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.3 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.4 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Purchaser, the Company and the Sellers.

Section 3.5 Miscellaneous. Sections 9.02 (Notices), 9.05 (Governing Law), 9.06 (Jurisdiction), 9.07 (Waiver of Jury Trial), 9.09 (Severability), 9.11 (Entire Agreement), 9.12 (Interpretation), 9.13 (Counterparts) and 9.15 (Waiver of Claims Against Trust) of the Business Combination Agreement are each hereby incorporated into this Agreement (including any relevant definitions contained in any such Sections), mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PURCHASER:

COLUMBUS CIRCLE CAPITAL CORP. II

By:
Name:
Title:

COMPANY:

ELROY AIR, INC.

By:
	Name:	Andrew Clare
	Title:	Chief Executive Officer

Signature Page to Voting and Support Agreement

SELLERS:

DIAMONDSTREAM PARTNERS FUND II, LLC

By:
Name:	Brian C. Flynn, Jr.
Title:	Co-Managing Member

DIAMONDSTREAM CO-INVESTMENT FUND 5, LLC

By:
Name:	Brian C. Flynn, Jr.
Title:	Co-Managing Member

Signature Page to Voting and Support Agreement

SELLERS:

CATAPULT VENTURES OPPORTUNITIES I, L.P.

By:
Name:	Darren Liccardo
Title:	Managing Director

Signature Page to Voting and Support Agreement

SELLERS:

MARLINSPIKE DISRUPTIVE TECHNOLOGY FUND 1, LP

By:
Name:	Mislav Tolusic
Title:	Managing Partner

MARLINSPIKE ELROY AIR PRIVATE STOCK 1 LLC

By:
Name:	Mislav Tolusic
Title:	Managing Partner

Signature Page to Voting and Support Agreement

SELLERS:

L&B CAPITAL SGR S.P.A. ON BEHALF OF SEAD.CLIFFS

By:
Name:	Massimiliano Dendi
Title:	Managing Partner

Signature Page to Voting and Support Agreement

SELLERS:

SHIELD CAPITAL FUND I, L.P.

By:
Name:	Raj Shah
Title:	Managing Partner

Signature Page to Voting and Support Agreement

SCHEDULE I

Sellers

NAME	Type of Company Securities	Number of Company Securities
DiamondStream Co-Investment Fund 5, LLC	Series AA Preferred	2,371,528
DiamondStream Co-Investment Fund 5, LLC	Series AAA Preferred	2,063,698
DiamondStream Co-Investment Fund 5, LLC	Series A Prime Preferred	10,758,518
DiamondStream Co-Investment Fund 5, LLC	Series Seed Prime Preferred	21,308,497
Shield Capital Fund I, L.P.	Series A-1 Preferred	9,635
Shield Capital Fund I, L.P.	Series AA Preferred	237,152
Shield Capital Fund I, L.P.	Series AAA Preferred	2,751,597
Shield Capital Fund I, L.P.	Series A Prime Preferred	5,599,602
Shield Capital Fund I, L.P.	Series Seed Prime Preferred	14,592,999
Marlinspike Disruptive Technology Fund 1, LP	Series AAA Preferred	1,192,357
Marlinspike Disruptive Technology Fund 1, LP	Series A Prime Preferred	2,237,768
Marlinspike Disruptive Technology Fund 1, LP	Series Seed Prime Preferred	5,831,788
Marlinspike Elroy Air Private Stock 1 LLC	Series AA Preferred	1,192,911
Marlinspike Elroy Air Private Stock 1 LLC	Series A Prime Preferred	2,278,926
Marlinspike Elroy Air Private Stock 1 LLC	Series Seed Prime Preferred	5,641,299
Catapult Ventures Opportunities I, L.P.	Series Seed Preferred	478,011
Catapult Ventures Opportunities I, L.P.	Series A-1 Preferred	1,599,616
Catapult Ventures Opportunities I, L.P.	Series A Prime Preferred	1,506,188
Catapult Ventures Opportunities I, L.P.	Series Seed Prime Preferred	3,925,245
DiamondStream Partners Fund II, LLC	Series Seed Preferred	47,801
DiamondStream Partners Fund II, LLC	Series A-1 Preferred	499,879
DiamondStream Partners Fund II, LLC	Series AA-1 Preferred	77,481
DiamondStream Partners Fund II, LLC	Series AA-3 Preferred	44,466
DiamondStream Partners Fund II, LLC	Series AA Preferred	545,450
DiamondStream Partners Fund II, LLC	Series AAA Preferred	74,521
DiamondStream Partners Fund II, LLC	Series A Prime Preferred	1,624,524
DiamondStream Partners Fund II, LLC	Series Seed Prime Preferred	4,233,642
L&B Capital SGR S.p.A. on behalf of Sead.Cliffs	Series Seed-3 Preferred	53,112
L&B Capital SGR S.p.A. on behalf of Sead.Cliffs	Series Seed Preferred	123,087
L&B Capital SGR S.p.A. on behalf of Sead.Cliffs	Series AA-1 Preferred	28,175
L&B Capital SGR S.p.A. on behalf of Sead.Cliffs	Series AAA Preferred	447,133
L&B Capital SGR S.p.A. on behalf of Sead.Cliffs	Series AAA-1 Preferred	274,619
L&B Capital SGR S.p.A. on behalf of Sead.Cliffs	Series A Prime Preferred	1,466,359
L&B Capital SGR S.p.A. on behalf of Sead.Cliffs	Series Seed Prime Preferred	3,821,496
David Merrill and Amy Sheng as co-trustees of the Merrill Sheng Family Trust	Voting Common	2,550,000
Clint Cope	Voting Common	1,275,000
KYC, LLC	Voting Common	1,275,000